Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 22nd day of July 2010, between DayStar Technologies, Inc., a Delaware corporation (the “Company”), and the individual listed on Schedule I (the “Purchaser”). The Company and the Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. The Company and the Purchaser are parties to that certain Purchase Agreement dated July 22, 2010 (the “Purchase Agreement”) pursuant to which the Company has agreed to sell, and the Purchaser has agreed to purchase, (a) a secured convertible note of the Company (the “Note”) secured by a Security Agreement of even date (the “Security Agreement”), and (b) a warrant to purchase up to [            ] shares of common stock of the Company (the “Warrant”). The Purchase Agreement, the Note, the Security Agreement and the Warrant are herein referred to as the “Loan Documents”.

B. In connection with the purchase by the Purchaser of the Note and the Warrant pursuant to the Purchase Agreement, the Company desires to grant to the Purchaser and his successors and permitted assigns certain registration rights with respect to shares of common stock of the Company (“Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows.

ARTICLE I.

REGISTRATION RIGHTS

Section 1.1 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 2.2) and (ii) owns Registrable Securities; provided, however, that for purposes of this Agreement, Holders of Registrable Securities will not be required to convert the Note or exercise the Warrant into Common Stock to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and will include any successor (by merger or otherwise) of any such entity.

“Registrable Securities” means any shares of Common Stock (i) issued or issuable upon conversion of the Note; (ii) issued or issuable upon exercise of the Warrant; (iii) otherwise held or which could be held upon conversion or exercise by the Purchaser; and (iv) issued or issuable with respect to the securities referred to in clauses (i) - (iii) above by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event; provided, however, that shares of Common Stock that are considered to be Registrable Securities will cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act where the purchaser thereof receives unrestricted securities, (C) when such securities cease to be outstanding or (D) in a private transaction where the transferor’s rights under this Agreement are not assigned.

“Registration Expenses” mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of or compliance with this Agreement, including without limitation (i) SEC, stock exchange, the Financial Industry Regulatory Authority (“FINRA”) and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company, and (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, in each case regardless of whether any Registration Statement is declared effective.

“Registration Statement” will mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“SEC” means the United States Securities and Exchange Commission.

“Selling Expenses” will mean the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders.

Section 1.2 Filing of Registration Statement. Obligation to File Registration Statement. The Company will, within 45 days after the earliest of the Company obtaining stockholder approval of the issuance of Common Stock under the Warrant and Note, obtaining a letter from Nasdaq exempting the Company from obtaining such shareholder approval, or determining that such stockholder approval is not required, file a Registration Statement under the Securities Act covering the sale or other distribution of all or any portion of the Registrable Securities pursuant to Rule 415 under the Securities Act. The Company will use its reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter (the “Effectiveness Deadline”).

(a) Liquidated Damages. To the extent (a) the Registration Statement required pursuant to this Section 1.2 is not filed with the SEC on or prior to the Effectiveness Deadline, (b) such Registration Statement has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (c) such Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded within five days by a post-effective amendment thereto that cures such failure and that is itself declared effective within five days of filing such post-effective amendment (each, a “Registration Default”), then the Company will pay to each Holder liquidated damages in an amount equal to one percent (1%) of the original principal amount owed under the Note, for each month or portion thereof that the Registration Default continues. However, in no event shall the Company pay liquidated damages in excess of ten percent (10%) of the principal amount of the Notes in total to each Holder. Any liquidated damages paid hereunder by the Company shall not be considered the charge for or payment of interest under the Notes.

(b) Continuing Agreements. The event of a Registration Default and payment of liquidated damages by the Company will not relieve, impair, adjust, modify or any way change the obligations of the Company under the Loan Documents.

Section 1.3 Piggyback Registrations.

(a) Right to Include Registrable Securities. In the event that a Registration Default has occurred and is continuing, and thereafter the Company from time to time proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) or pursuant to one or more secured bridge financing transactions from the Issuance Date of the Note and through the later to occur of the Maturity Date or the date upon which the Note is paid in full (a “Proposed Registration”), the Company will promptly give written notice thereof to all of the Holders (which notice will be given not less than 30 days prior to the expected effective date of the Company’s Registration Statement) and will offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration. No registration pursuant to this Section 1.3 will relieve the Company of its obligation to register Registrable Securities pursuant to Section 1.2, to pay liquidated damages or under the Loan Documents.

(b) Piggyback Procedure. Each Holder of Registrable Securities will have 20 days from the date of receipt of the Company’s notice referred to in Section 1.3(a) to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition. Any Holder will have the right to withdraw such Holder’s request for inclusion of such holder’s Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of such withdrawal. Subject to
Section 1.3(d), the Company will use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it will at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered. If the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 1.3(b) will specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration. If the Company fails to notify Holder or to include Holder’s Registrable Securities in the Proposed Registration as provided in Section 1.3(a) or (b) or the Registrable Securities are excluded under Section 1.3(d), the Company will pay Holder liquidated damages in an amount equal to one percent (1%) of the original principal amount of the indebtedness owed under the Note, for each month or portion thereof that the default continues, subject to the limitations on liquidated damages found in Section 1.2 (a).

(c) Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering will be one or more reputable nationally recognized investment banks selected by the Company and reasonably acceptable to a majority in interest of the Holders.

(d) Priority for Piggyback Registration. Notwithstanding any other provision of this Article 1, if the managing underwriter of an underwritten public offering determines in good faith and advises the Company and the Holders that the inclusion of all Registrable Securities proposed to be included by the Holders of Registrable Securities in such offering would materially and adversely interfere with the successful marketing of the Company’s securities, then the Holders of Registrable Securities will not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such offering will reasonably and in good faith agree in writing to include in such offering in addition to the amount of securities to be registered for the Company. The Company will include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested

Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders. Pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company will be allocated: (i) first, to the Company; (ii) second, pari passu to the Holders; and (iii) third, to any others requesting registration of securities of the Company.

Section 1.4 Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company will use its reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company will, as expeditiously as possible:

(i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies, which counsel for the Company will deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement will contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use reasonable best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof (unless a specific time period is otherwise set forth herein) and remain effective for a period of not less than one year from the effective date thereof or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement; provided that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one-year period will be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

(ii) Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (collectively, the “Inspectors”), the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as will be reasonably necessary, in the judgment of the respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that if requested by the Company, each Inspector will enter into a confidentiality agreement with the Company prior to the Company’s release or disclosure of confidential information to such Inspector;

(iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto or (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

(v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company will promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company will use reasonable efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(vii) Amendments and Supplements; Acceleration. Prepare and file with the SEC such amendments, including post-effective amendments, as may be necessary to keep each Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented;

(viii) Copies. Furnish as promptly as practicable to each Participating Holder copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request;

(ix) Blue Sky. Use reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any

Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities;

(x) Other Approvals. Use reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

(xi) “Cold Comfort” Letter. Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the Participating Holders;

(xii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions;

(xiii) Certificates, Closing. Provide officers’ certificates and other customary closing documents;

(xiv) FINRA. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the FINRA;

(xv) Listing. Use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the over-the-counter system;

(xvi) Private Sales. Use reasonable efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder; and

(xvii) Reasonable Efforts. Use reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement will, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1.4(a)(v), forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.4(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus. If the Company will give any such notice, the Company will extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(a)(v) to and including the date when the Participating Holder will have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 1.4(a)(v).

Section 1.5 Registration Expenses. Except as otherwise provided herein, all Registration Expenses will be borne by the Company. All Selling Expenses relating to Registrable Securities registered will be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

Section 1.6 Indemnification

(a) Indemnification by the Company. Notwithstanding termination of this Agreement, the Company will indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent will not be unreasonably withheld or delayed and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance or (iii) any violation by the Company of this Agreement, and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the liability of the Company under this Section 1.6(a) will be limited to an amount equal to the sum of the principal amount of the Note plus all accrued unpaid interest earned thereon at the time the Claim was made and the exercise price of the Warrant and that the Company will not be liable to any Holder Indemnified Party for any Losses that arise out of or are based upon (x) written information provided by a Holder Indemnified Party expressly for use in the Registration Statement or (y) sales of Registrable Securities by a Holder Indemnified Party to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished in a timely manner a reasonable number of copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Losses of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as then amended or supplemented). Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and will survive the transfer of Registrable Securities by such Holder Indemnified Parties.

(b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder, severally and not jointly, will indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 1.6(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein and not with respect to any other Holder or the Company; provided, however, that the liability of any Holder under this Section 1.6(b) will be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and will survive the transfer of Registrable Securities by such Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) will give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party will be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be paid by the Indemnified Party unless the Indemnifying Party fails to assume the defense of such action with counsel The Indemnifying Party will not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party will be liable for any settlement entered into without its written consent, which consent will not be unreasonably withheld. No Indemnifying Party will, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A)

includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder will be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d) Contribution. If the indemnification provided for in this Section 1.6 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 1.6(d) will be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability and the liability of the Company will be limited to an amount as stated in Section 1.6(a). The amount paid or payable by a party as a result of the Losses or other liabilities referred to above will be deemed to include, subject to the limitations set forth in Sections 1.6(a), 1.8(b) and 1.6(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the foregoing. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution pursuant to this Section 1.6(d).

Section 1.7 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it will (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), at all times from and after the date hereof all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

Section 1.8 Certain Limitations On Registration Rights. No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires and other documents reasonably required and will sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements. Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders.

ARTICLE II.

GENERAL PROVISIONS

Section 2.1 Entire Agreement. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof (provided however, that nothing herein shall be deemed to impact the rights and obligations of each party hereto under the Registration Rights Agreement dated January 6, 2010 between the parties hereto).

Section 2.2 Assignment; Binding Effect. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided that the rights of a Holder may be transferred or assigned in connection with a transfer of Registrable Securities to the extent that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

Section 2.3 Notices. All notices or other communications to a Party required or permitted hereunder will be in writing and will be delivered personally or by facsimile (receipt confirmed electronically) to such Party (or, in the case of an entity, to an executive officer of such party) or will be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Purchaser, to the address set forth on Schedule I.

If to the Company:

DayStar Technologies, Inc.

7373 Gateway Blvd., Suite 2W

Newark, California 94560

Attn:	Magnus Ryde
Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

Attn:	Stephen T. Adams, Esq.

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices will be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

Section 2.4 Specific Performance; Remedies. Each Party agrees that the other Party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 2.5 Governing Law; Waiver of Jury Trial. This Agreement will be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

Section 2.6 Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

Section 2.7 Amendments. This Agreement may not be amended or modified without the written consent of the Company and at least a majority in interest of the Holders.

Section 2.8 Extensions; Waivers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 2.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 2.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 2.11 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:	DAYSTAR TECHNOLOGIES, INC.

By:
	Name:	Magnus Ryde
	Title:	Chief Executive Officer

PURCHASER:

Name:

SCHEDULE I

PURCHASER

Name, Address and Facsimile Number